UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On March 6, 2014, CF Industries Holdings, Inc. (the “Company”) and the Company’s wholly-owned subsidiary CF Industries, Inc. (“CFI”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, CFI agreed to issue and sell to the Underwriters $750,000,000 aggregate principal amount of 5.150% senior notes due 2034 (the “2034 Notes”) at a price of 98.605%, for resale to the public at a public offering price of 99.480%, of the aggregate principal amount of the 2034 Notes and $750,000,000 aggregate principal amount of 5.375% senior notes due 2044 (the “2044 Notes” and, together with the 2034 Notes, the “Notes”) at a price of 98.873%, for resale to the public at a public offering price of 99.748%, of the aggregate principal amount of the 2044 Notes.  The Underwriting Agreement includes customary representations, warranties and covenants by the Company and CFI.  Under the terms of the Underwriting Agreement, the Company and CFI have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of any such liabilities.

The closing of the underwritten public offering of the notes under the terms of the Underwriting Agreement (the “Offering”) occurred on March 11, 2014.  The net proceeds from the Offering, after deducting the underwriting discounts and estimated offering expenses, were approximately $1.48 billion, which the Company intends to use to fund capital expenditure programs and stock repurchases and for other general corporate purposes, including working capital. The Notes were offered and sold pursuant to the registration statement on Form S-3 (File Nos. 333-188068 and 333-188068-01) filed with the Securities and Exchange Commission (the “SEC”) by the Company and CFI on April 22, 2013 and supplemented by a prospectus supplement, dated March 6, 2014, relating to the Offering.

The 2034 Notes were issued pursuant to, and are governed by the terms of, an Indenture, dated as of May 23, 2013 (the “Base Indenture”), among CFI, the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated March 11, 2014 (the “Third Supplemental Indenture,” and the Base Indenture, as so supplemented, the “2034 Notes Indenture”), among CFI, the Company and the Trustee. The 2044 Notes were issued pursuant to the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated March 11, 2014 (the “Fourth Supplemental Indenture,” and the Base Indenture, as so supplemented, the “2044 Notes Indenture” and, together with the 2034 Notes Indenture, the “Indentures”), among CFI, the Company and the Trustee.  Under the terms of the Indentures, the Notes are fully and unconditionally guaranteed by the Company.  In addition, if any subsidiary of the Company other than CFI becomes a borrower or guarantor under CFI’s Amended and Restated Revolving Credit Agreement or any renewal, replacement or refinancing thereof, that subsidiary will be required to guarantee the Notes if and for so long as such subsidiary is a borrower or guarantor under CFI’s amended and restated credit agreement or any renewal, replacement or refinancing thereof, provided that such requirement for any subsidiary of the Company to guarantee the Notes will apply only until the later to occur of (a) the retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of the supplemental indenture governing, CFI’s 6.875% Senior Notes due 2018 (the “Senior Notes due 2018”) or the subsidiaries of the Company other than CFI otherwise becoming no longer subject to such a requirement to guarantee the Senior Notes due 2018 and (b) the retirement, discharge or legal or covenant defeasance of, or satisfaction and discharge of the supplemental indenture governing, CFI’s 7.125% Senior Notes due 2020 (the “Senior Notes due 2020”) or the subsidiaries of the Company other than CFI otherwise becoming no longer subject to such a requirement to guarantee the Senior Notes due 2020.

The 2034 Notes bear interest at a rate of 5.150% per annum, payable semiannually on March 15 and September 15 beginning on September 15, 2014, mature on March 15, 2034 and are redeemable at CFI’s option, in whole at any time or in part from time to time, at a make-whole redemption price specified in the Third Supplemental Indenture.

The 2044 Notes bear interest at a rate of 5.375% per annum, payable semiannually on March 15 and September 15 beginning on September 15, 2014, mature on March 15, 2044 and are redeemable at CFI’s option, in whole at any time or in part from time to time, at a make-whole redemption price specified in the Fourth Supplemental Indenture.

Under each Indenture, specified changes of control involving the Company or CFI, when accompanied by a ratings downgrade, as defined with respect to the applicable series of Notes, constitute change of control repurchase events.  Upon the occurrence of a change of control repurchase event with respect to the 2034 Notes or the 2044 Notes, as applicable, unless CFI has exercised its option to redeem such Notes, CFI will be required to offer to repurchase them at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

The Indentures contain covenants that limit, among other things, the ability of the Company and its subsidiaries, including CFI, to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions, to merge or consolidate with other entities and to sell, lease or transfer all or substantially all of the assets of the Company and its subsidiaries to another entity.  Each of the Indentures provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest on the applicable Notes; failure to comply with other covenants or agreements under the Indenture (other than the reporting covenant described below); certain defaults on other indebtedness; the failure of the Company’s or certain subsidiaries’ guarantees of the applicable Notes to be enforceable; and specified events of bankruptcy or insolvency.  Under each Indenture, in the case of an event of default arising from one of the specified events of bankruptcy or insolvency, the applicable Notes would become due and payable immediately, and, in the case of any other event of default, the Trustee or the holders of at least 25% in aggregate principal amount of the applicable Notes then outstanding may declare all of such Notes to be due and payable immediately.  Each of the Indentures includes a covenant requiring the Company and CFI to file with the Trustee and the SEC, and transmit to holders of the applicable Notes, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “TIA”), at the times and in the manner provided in the TIA; provided that, unless available on EDGAR (or any successor system for the submission of documents to the SEC in electronic format), any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 30 days after the same is filed with the SEC.  During an uncured failure to comply with that covenant after 180 consecutive days following notice from the Trustee or holders of at least 25% in aggregate principal amount of the applicable Notes then outstanding, liquidated damages would become payable on the applicable Notes at a rate per annum equal to 0.25% of the principal amount of the applicable Notes.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  Affiliates of Morgan Stanley & Co. LLC act as administrative agent, as an issuing bank and as a lender under CFI’s Amended and Restated Revolving Credit Agreement. Affiliates of BMO Capital Markets Corp., CIBC World Markets Corp., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC act as lenders under CFI’s Amended and Restated Revolving Credit Agreement.

The Trustee is a lender under CFI’s Amended and Restated Revolving Credit Agreement and is the trustee with respect to the Senior Notes due 2018, the Senior Notes due 2020 and the Company’s outstanding 3.450% Senior Notes due 2023 and 4.950% Senior Notes due 2043.  In addition, the Trustee is an affiliate of Wells Fargo Securities, LLC, one of the Underwriters.

The above descriptions of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Notes.  Copies of the Underwriting Agreement, the Base Indenture, the Third Supplemental Indenture (including the form of the 2034 Notes) and the Fourth Supplemental Indenture (including the form of the 2044 Notes) are incorporated by reference or attached as exhibits 1.1, 4.1, 4.2 and 4.3, respectively, hereto and incorporated by reference herein.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the 2034 Notes Indenture, the 2044 Notes Indenture and the Notes is incorporated by reference under this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated March 6, 2014, among CF Industries Holdings, Inc., CF Industries, Inc. and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein

4.1

Indenture, dated as of May 23, 2013, among CF Industries, Inc., CF Industries Holdings, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to CF Industries Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 23, 2013)

4.2

Third Supplemental Indenture, dated as of March 11, 2014, among CF Industries, Inc., CF Industries Holdings, Inc. and Wells Fargo Bank, National Association, as trustee, relating to CF Industries, Inc.’s 5.150% Senior Notes due 2034 (includes form of note)

4.3

Fourth Supplemental Indenture, dated as of March 11, 2014, among CF Industries, Inc., CF Industries Holdings, Inc. and Wells Fargo Bank, National Association, as trustee, relating to CF Industries, Inc.’s 5.375% Senior Notes due 2044 (includes form of note)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)

99.1	Information relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2014	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 6, 2014, among CF Industries Holdings, Inc., CF Industries, Inc. and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein

4.1

Indenture, dated as of May 23, 2013, among CF Industries, Inc., CF Industries Holdings, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to CF Industries Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on May 23, 2013)

4.2

Third Supplemental Indenture, dated as of March 11, 2014, among CF Industries, Inc., CF Industries Holdings, Inc. and Wells Fargo Bank, National Association, as trustee, relating to CF Industries, Inc.’s 5.150% Senior Notes due 2034 (includes form of note)

4.3

Fourth Supplemental Indenture, dated as of March 11, 2014, among CF Industries, Inc., CF Industries Holdings, Inc. and Wells Fargo Bank, National Association, as trustee, relating to CF Industries, Inc.’s 5.375% Senior Notes due 2044 (includes form of note)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in exhibit 5.1)

99.1	Information relating to Part II, Item 14 — Other Expenses of Issuance and Distribution